As filed with the Securities and Exchange Commission on July 7, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BIOTIME, INC.

(Exact name of Registrant as specified in charter)

California	94-3127919
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1010 Atlantic Avenue, Suite 102, Alameda, California	94501
(Address of principal executive offices)	(Zip Code)

2012 Equity Incentive Plan

(Full title of the plan)

RUSSELL SKIBSTED

Chief Financial Officer

BioTime, Inc.

1010 Atlantic Avenue, Suite 102

Alameda, California 94501

(Name and address of agent for service)

(510) 521-3390

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

RICHARD S. SOROKO, ESQ.

Thompson, Welch, Soroko & Gilbert LLP

3950 Civic Center Drive, Suite 300

San Rafael, California 94903

Tel. (415) 448-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Options to Purchase Common Shares	6,000,000	-	-	-
Common Shares, no par value(2)	6,000,000	$3.09	$18,540,000	$2,148.79
Stock Appreciation Rights	6,000,000	-	-	-
Restricted Stock Units	6,000,000	-	-	-
Total Registration Fee				$2,148.79

(1) Determined pursuant to Rule 457(c) and (h), including the exercise prices of certain options as to which the exercise price has been determined.

(2) Includes shares issuable directly or upon the exercise of the options or in settlement of stock appreciation rights or restricted stock units. Pursuant to Rule 416, this Registration Statement also includes an indeterminate number of common shares that may be subject to issuance as a result of anti-dilution and other provisions of the Plan.

EXPLANATORY NOTE

This registration statement on Form S-8 under the Securities Act of 1933, as amended, is being filed by BioTime, Inc. (“BioTime”) pursuant to General Instruction E to Form S-8 to register an additional (i) 6,000,000 BioTime common shares, no par value (“Shares”), (ii) options to purchase 6,000,000 Shares, (iii) stock appreciation rights with respect to 6,000,000 Shares, and (iv) hypothetical units with respect to 6,000,000 Shares, that may be granted or sold by BioTime under an amendment to the BioTime 2012 Equity Incentive Plan.

The contents of Registration Statement on Form S-8, File No. 333-192531 and Registration Statement on Form S-8, File No. 333-205661, filed with the Securities and Exchange Commission (“SEC”) on November 25, 2013 and July 15, 2015, respectively, are incorporated by reference.

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference into this Registration Statement:

●	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017, as amended by Amendment No. 1 thereto filed with the SEC on March 29, 2017;

●	Registrant’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2017 filed with the SEC on May 10, 2017;

●	Registrant’s Current Reports on Form 8-K filed with the SEC on February 9, February 13, February 15, February 21, March 28, April 4, April 11, June 6, June 16, and July 6, 2017 (not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

●	The description of Registrant’s common shares contained in its registration statement on Form 8-A (File No. 001-12830) filed with SEC on October 26, 2009, including any amendment or report filed for the purpose of updating such description;

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date this offering is terminated or completed and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part thereof from the date of filing of such document; provided, however, that any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, or otherwise furnished rather than filed with the SEC, shall not be incorporated by reference herein, and any statement contained in any document or report incorporated by reference shall be deemed modified or superseded to the extent that a statement in any subsequently filed document or report incorporated by reference modifies or supersedes such statement.

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Item 8. Exhibits.

Exhibit Numbers	Description

4.1	2012 Equity Incentive Plan, as amended (1)

4.2	2017 Amendment to 2012 Equity Incentive Plan*

5.1	Opinion of Counsel*

23.1	Consent of OUM & Co. LLP *

23.2	Consent of Counsel (Included in Exhibit 5.1)

(1) Incorporated by reference to Registration Statement on Form S-8 (File No. 333-205661) filed with the SEC on July 15, 2015.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on July 7, 2017.

BIOTIME, INC.

By:	/s/ Michael D. West
Michael D. West, Ph.D.
Co-Chief Executive Officer

By:	/s/ Aditya Mohanty
Aditya Mohanty
Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. West	Co-Chief Executive Officer and Director	July 7, 2017
MICHAEL D. WEST, PH.D.	(Principal Executive Officer)

/s/ Aditya Mohanty	Co-Chief Executive Officer and Director	July 7, 2017
ADITYA MOHANTY	(Principal Executive Officer)

/s/ Russell Skibsted	Chief Financial Officer	July 7, 2017
RUSSELL SKIBSTED	(Principal Financial and Accounting Officer)

/s/ Deborah Andrews	Director	July 7, 2017
DEBORAH ANDREWS

/s/ Neal C. Bradsher	Director	July 7, 2017
NEAL C. BRADSHER

/s/ Stephen C. Farrell	Director	July 7, 2017
STEPHEN C. FARRELL

/s/ Alfred D. Kingsley	Director	July 7, 2017
ALFRED D. KINGSLEY

	Director	July __, 2017
MICHAEL H. MULROY

	Director	July __, 2017
ANGUS C. RUSSELL

/s/ David Schlachet	Director	July 7, 2017
DAVID SCHLACHET

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EXHIBIT INDEX

Exhibit
Numbers	Description
4.1	2012 Equity Incentive Plan, as amended (1)

4.2	2017 Amendment to 2012 Equity Incentive Plan*

5.1	Opinion of Counsel*

23.1	Consent of OUM & Co. LLP *

23.2	Consent of Counsel (Included in Exhibit 5.1)

(1) Incorporated by reference to Registration Statement on Form S-8 (File No. 333-205661) filed with the SEC on July 15, 2015.

* Filed herewith.

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